Exhibit 10.1

EXACTUS, INC.

PROMISSORY NOTE

$100,000	June 28, 2017

FOR VALUE RECEIVED, the undersigned, Exactus, Inc., a Nevada corporation (“Borrower”), promises to pay to the order of Timothy Ryan and Philip J. Young (collectively, “Lenders”), at such place as may be designated in writing by the legal holder hereof, the principal sum of One Hundred Thousand and 00/100 Dollars ($100,000.00), or so much thereof as Borrower may draw from time to time under this Promissory Note (this “Note”), together with interest (computed on the basis of a 365-day year for the actual number of days elapsed) from the date hereof on the unpaid balance of such principal amount from time to time outstanding at the rate of eight percent (8.0%) per annum until paid in full as provided herein.

All outstanding principal and any accrued interest on this Note shall be due and payable on the earlier of (i) one (1) year from the date hereof, and (ii) the closing of a Financing (as defined below). For purposes of this Note, a “Financing” means the sale of securities by Borrower in a single transaction or a series of related transactions from which at least $500,000 of gross proceeds are raised.

The undersigned stipulates that this Note shall be governed by and construed under the laws of the Commonwealth of Virginia, without reference to its conflicts of laws provisions.

No amendment, modification, termination or waiver of any provision of this Note, nor any consent to any departure by Borrower from any term of this Note, shall in any event be effective unless it is in writing and signed by Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose given. In the event that any provision of this Note is determined to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remaining provisions of this Note.

This Note shall apply to and bind Borrower and its successors and assigns, and shall inure to the benefit of Lenders, their successors and assigns; provided, that nothing herein shall authorize Borrower to assign any of its rights or obligations under this Note without Lenders’ prior consent.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Note to be executed as of the date first above written.

BORROWER:

EXACTUS, INC., a Nevada corporation

By:	/s/ Kelley A. Wendt
Name:	Kelley A. Wendt
Title:	Chief Financial Officer